SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF NEW HAMPSHIRE THRIFT BANCSHARES, INC	AMENDMENT NO. 1 DOCUMENT: WA01/3151513 DRAFT DATE: 02/10/06 BOARD OF DIRECTORS APPROVAL DATE: MARCH 9, 2006

AMENDMENT

1.            Article III - Subsection 3.2(b)(ii) of the Plan shall be amended, effective as of March 9, 2006, by adding the following language to the end thereof:

Notwithstanding the foregoing, this subsection 3.2(b)(ii) shall not apply to an Executive who is first selected for participation in the Plan after January 1, 2006 such that the Supplemental Credit to such Executive shall be made only pursuant to subsection shall be made under subsection 3.2(b)(i).

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of New Hampshire Thrift Bancshares, Inc. pursuant to authority given by resolution of the Board of Directors.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By         /s/        Stephen W. Ensign

Name:	Stephen W. Ensign
Title:	Chairman, President & CEO